Exhibit (a)(5)(B)

Storyboard: Intercept Pharma | UWSO | The Tender Offering (2021) Scene 1 (00m00s - 00m06s) Words on-screen: • The Tender Offering Description: https://equitv.aon.com/viewer/Intercept21/UWSO/0717af6d50f7450c

Storyboard: Intercept Pharma | UWSO | The Tender Offering (2021) Scene 2 - 3 (00m06s - 00m13s) Words on-screen: • Making the Election • Tender Offering: Allows you to make the decision on the option exchange • If you do not make an election, you will retain your original awards • UWSO: The Tender Offering Script: For making the election, Intercept will have a tender offering allowing you to make the decision on the option exchange.

Storyboard: Intercept Pharma | UWSO | The Tender Offering (2021) Scene 4 - 5 (00m13s - 00m18s) Words on-screen: • Making the Election • Tender Offering: Allows you to make the decision on the option exchange • If you do not make an election, you will retain your original awards • UWSO: The Tender Offering Script: If you do not make an election, you will retain your original awards.

Storyboard: Intercept Pharma | UWSO | The Tender Offering (2021) Scene 6 (00m18s - 00m23s) Words on-screen: • Making the Election • Tender Offering: Allows you to make the decision on the option exchange • If you do not make an election, you will retain your original awards • August 16, 2021 – September 17, 2021 • UWSO: The Tender Offering Script: The tender offer period will last close to one month. You will be provided online access to make your election. At any point in time during the tender offering…

Storyboard: Intercept Pharma | UWSO | The Tender Offering (2021) Scene 7 - 8 (00m23s - 00m31s) Words on-screen: • Making the Election • Tender Offering: Allows you to make the decision on the option exchange • If you do not make an election, you will retain your original awards • August 16, 2021 – September 17, 2021 • Enter or modify your elections • UWSO: The Tender Offering Script: …you can enter or even modify your elections.

Storyboard: Intercept Pharma | UWSO | The Tender Offering (2021) Scene 9 - 11 (00m31s - 00m40s) Words on-screen: • Making the Election • Tender Offering: Allows you to make the decision on the option exchange • If you do not make an election, you will retain your original awards • August 16, 2021 – September 17, 2021 • Once the election period closes, you are locked into your final election • You will be notified of your new award details • UWSO: The Tender Offering Script: Once the election period closes, you are locked into your final election and, if exchanged, you will be notified of your new award details following the exchange.

Storyboard: Intercept Pharma | UWSO | The Tender Offering (2021) Scene 12 - 14 (00m40s - 00m54s) Words on-screen: • Intercept cannot advise you on what makes sense for you • UWSO: The Tender Offering Script: Much more information will be made available as you go through the process. Intercept cannot advise you on what makes sense for you, but definitely ask as many questions as needed, so you have the information you need to make the right decision for you.

Storyboard: Intercept Pharma | UWSO | The Tender Offering (2021) Scene 15 (00m54s - 01m08s) Words on-screen: • Option Exchange Example • Intercept’s Option Exchange Program Overview • Click on any of the videos linked above to learn more. • UWSO: The Tender Offering Script: For an example on how exchanges work, click here. To view the overview again, click here.